                                                                   EXHIBIT 10.11

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                                      AMONG

                                OLD FLORIDA BANK

                                       AND

                          OLD FLORIDA BANKSHARES, INC.

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
ARTICLE I - THE SHARE EXCHANGE ...................................................................... 1
        Section 1.1   Consummation of Share Exchange; Closing Date .................................. 1
        Section 1.2   Effect of Share Exchange ...................................................... 2
        Section 1.3   Directors and Officers ........................................................ 3
        Section 1.4   Articles of Incorporation and Bylaws .......................................... 3

ARTICLE II - CONVERSION OF BANK SHARES .............................................................. 3
        Section 2.1   Manner of Conversion of the Bank Shares ....................................... 3
        Section 2.2   The Bank Stock Options and Related Matters .................................... 4
        Section 2.3   Fractional Shares ............................................................. 4
        Section 2.4   Effectuating Conversion ....................................................... 5
        Section 2.5   Laws of Escheat ............................................................... 6
        Section 2.6   The Company Shares ............................................................ 6

ARTICLE III - CONDITIONS TO THE OBLIGATIONS OF THE BANK
                      AND THE COMPANY ............................................................... 6
        Section 3.1   Conditions to Obligation to Close ............................................. 7
                (a)   Conditions to Obligation of the Company ....................................... 7
                (b)   Conditions to Obligation of the Bank .......................................... 7

ARTICLE IV - TERMINATION ............................................................................ 8
        Section 4.1   Termination ................................................................... 8
                (a)   Termination of Agreement ...................................................... 8
                (b)   Effect of Termination ......................................................... 9

ARTICLE V - MISCELLANEOUS ........................................................................... 9
        Section 5.1   Miscellaneous ................................................................. 9
                (a)   Survival ...................................................................... 9
                (b)   No Third Party Beneficiaries .................................................. 9
                (c)   Entire Agreement .............................................................. 9
                (d)   Successors and Assigns ....................................................... 10
                (e)   Counterparts ................................................................. 10
                (f)   Headings ..................................................................... 10
                (g)   Governing Law ................................................................ 10
                (h)   Amendments and Waivers ....................................................... 10
                (i)   Severability ................................................................. 10
                (j)   Expenses ..................................................................... 11
                (k)   Construction ................................................................. 11
                (l)   Jurisdiction and Venue ....................................................... 11
                (m)   Remedies Cumulative .......................................................... 11

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                                     AMONG

                                OLD FLORIDA BANK

                                      AND

                          OLD FLORIDA BANKSHARES, INC.


         This Agreement and Plan of Share Exchange (the "Agreement") is dated as of the 12th day of March, 2001, by and among Old Florida Bank, a state banking corporation (the "Bank") and Old Florida Bankshares, Inc., a Florida corporation (the "Company").

                                   BACKGROUND

         The respective Boards of Directors of the Bank and the Company deem it in the best interests of the Bank and the Company, respectively, that the Company acquire by operation of law all of the issued and outstanding capital stock of the Bank pursuant to this Agreement (the "Share Exchange") and the Boards of Directors of the parties have approved this Agreement and the Share Exchange.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                               THE SHARE EXCHANGE

         Section 1.1 Consummation of Share Exchange; Closing Date. (a) Subject to the provisions hereof, all of the issued and outstanding shares of capital stock of the Bank shall be acquired by the Company (which has heretofore and shall hereinafter be referred to as the "Share Exchange") pursuant to Sections
607.1102 through 607.1106 of the Florida Business Corporation Act (the "FBCA"), and Section 658.30 of the Florida Financial Institutions Code (the "Florida Code") and the existence of the Bank shall continue after the Effective Time of the Share Exchange (as defined below). The Share Exchange shall become effective on the date and at the time on which the Share Exchange is deemed effective by each of the Regulatory Authorities (as defined below) and appropriate Articles of Share Exchange are filed with the appropriate authorities (such time is hereinafter referred to as the "Effective Time of the Share Exchange"). Subject to the terms and conditions hereof, unless otherwise agreed upon by the Bank and the Company, the Effective Time of the Share Exchange shall occur on the 10th business day following the later to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated pursuant to this Agreement, (ii) the date on which the shareholders of the Bank approve the transactions contemplated by this Agreement, and (iii) the date of the satisfaction or waiver of all other conditions precedent to the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval, authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Florida Department of Banking and Finance (the "Florida Department"), the Office of Thrift Supervision ("OTS"), the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                  (b) The closing of the Share Exchange (the "Closing") shall take place at the principal offices of the Bank at 10:00 a.m. local time on the day that the Effective Time of the Share Exchange occurs, or such other date, time and place as the parties may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section 1.2 Effect of Share Exchange. From and after the Effective Time of the Share Exchange:

                  (a) All issued and outstanding capital stock of the Bank, subject to the rights of dissent prescribed by law, shall immediately, by operation of law, and without any further conveyance or transfer, become the property of the Company.

                  (b) The business presently conducted by the Bank shall, subject to the actions of the Board of Directors and Officers of the Bank, continue to be conducted by the Bank as a wholly-owned subsidiary of the Company.

                  (c) The Bank shall continue to have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a banking corporation organized under the laws of Florida, as the Bank had immediately prior to the Effective Time of the Share Exchange. No rights or obligations of the Bank shall be affected or impaired by the Share Exchange.

                  (d) The shareholders of the Bank as of the Effective Time of the Share Exchange shall have the rights set forth in Article II hereof.

         Section 1.3 Directors and Officers. From and after the Effective Time of the Share Exchange and until their successors shall be duly elected and qualified, the directors and officers of the Bank shall be those individuals who were serving in such capacities immediately prior to the Effective Time of the Share Exchange.

         Section 1.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws under which the Bank will operate following the Effective Time of the Share Exchange shall, subject to the actions of the board of directors and shareholders of the Bank, be those Articles of Incorporation and Bylaws under which the Bank operated immediately prior to the Effective Time of the Share Exchange.


                                   ARTICLE II

                           CONVERSION OF BANK SHARES

         Section 2.1 Manner of Conversion of the Bank Shares. Subject to the provisions hereof, as of the Effective Time of the Share Exchange and by virtue of the Share Exchange and without any further action on the part of the holder of any shares of common stock of the Bank, par value $5.00 per share (the "the Bank Shares"):

                 (a) All the Bank Shares which are held by the Bank as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                 (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 hereof and except with regard to Dissenting Bank Shares (as hereinafter defined), each Bank Share outstanding immediately prior to the Effective Time of the Share Exchange shall be converted into the right to receive one share of common stock of the Company, par value $.0l per share (the "Company Shares"). The applicable amount of the Company Shares issuable in the Share Exchange for each Bank Share pursuant to this Section, as may be adjusted as provided herein, shall be hereinafter referred to as the "Conversion Ratio." The Conversion Ratio, including the number of the Company Shares issuable in the Share Exchange, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in the Company Shares, reclassification or similar distribution whereby the Company issues Company Shares or any securities convertible into or exchangeable for the Company Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of this Agreement and prior to the Effective Time of the Share Exchange.

                 (c) Each outstanding Bank Share, the holder of which has perfected dissenters' rights in accordance with the provisions of Section
607.1301 through 607.1320 of the FBCA (the "Dissent Provisions") and has not effectively withdrawn or lost such holder's right to such appraisal (the "Dissenting Bank Shares"), shall not be converted into or represent a right to receive the Company Shares issuable in the Share Exchange but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. The Bank shall give the Company prompt notice upon receipt by the Bank of any written objection to the Share Exchange and any written demands for payment of the fair or appraised value of the Bank Shares, and of withdrawals of such demands, and any other instruments provided to the Bank pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value of any Bank Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Bank (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's Bank Shares shall be canceled. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the Bank Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Share Exchange as provided by this Agreement.

         Section 2.2 The Bank Stock Options and Related Matters. As of the Effective Time of the Share Exchange, all rights with respect to the Bank Shares issuable pursuant to the exercise of stock purchase options ("the Bank Options") granted by the Bank and which are outstanding at the Effective Time of Share Exchange shall be converted into options for the Company Shares (the "Share Exchange Options") in compliance with any restrictions contained in the plan or agreement, if any, under which such the Bank Options were issued. Each holder of a Bank Option shall have the right to acquire as of the Effective Time of the Share Exchange a number of Company Shares equal to the product (rounded up to the next whole share) of (i) the number of Bank Shares covered by such Bank Option immediately prior to the Effective Time of the Share Exchange and (ii) the Conversion Ratio; and the exercise price per share of the Company Shares at which such the Bank Option is exercisable shall be an amount (rounded up to the next whole cent) computed by dividing (i) the exercise price per share of the Bank Shares at which such the Bank Option is exercisable immediately prior to the Effective Time of the Share Exchange by (ii) the Conversion Ratio.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Bank Shares converted pursuant to the Share Exchange who would otherwise have been entitled to receive a fraction of a Company Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such the Company Share, multiplied by the book value per Bank Share as of the end of the calendar month immediately preceding or occurring on the Effective Time of the Share Exchange. No such holder shall be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion. (a) The Company, or such other institution as the Company may designate, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. After the Effective Time of the Share Exchange, the Company shall cause the Exchange Agent to deliver the consideration to be paid by the Company for the Bank Shares, along with the appropriate cash payment in lieu of fractional interests in the Company Shares. As promptly as practicable after the Effective Time of the Share Exchange, the Exchange Agent shall send or cause to be sent to each former holder of record of the Bank Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing the Bank Shares for the consideration provided for in this Agreement. The Letter of Transmittal shall contain instructions with respect to the surrender of certificates representing the Bank Shares and the receipt of the consideration contemplated by this

Agreement and shall require each holder of the Bank Shares to transfer good and marketable title to such Bank Shares to the Company, free and clear of all liens, claims and encumbrances.

                  (b) At the Effective Time of the Share Exchange, the stock transfer books of the Bank shall be closed as to holders of the Bank Shares immediately prior to the Effective Time of the Share Exchange and no transfer of the Bank Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Bank Shares shall, without any action on the part of any holder thereof, no longer represent Bank Shares. If, after the Effective Time of the Share Exchange, certificates are properly presented to the Company, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the Bank Shares represented thereby were converted in the Share Exchange.

                  (c) In the event that any holder of Bank Shares is unable to deliver the certificate which represents such holder's Bank Shares, the Company, in the absence of actual notice that any Bank Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional Company Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                      (i) An affidavit or other evidence to the reasonable satisfaction of the Company that any such certificate has been lost, wrongfully taken or destroyed;

                      (ii) Such security or indemnity as may be reasonably requested by the Company to indemnify and hold the Company harmless; and

                      (iii) Evidence to the satisfaction of the Company that such holder is the owner of the Bank Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                  (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional Company Shares are to be made to a person other than the person in whose name any certificate representing the Bank Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of the Company that such tax has been paid or is not applicable.

                  (e) No holder of the Bank Shares shall be entitled to receive any dividends or distributions declared or made with respect to the Company Shares with a record date before the

Effective Time of the Share Exchange. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional Company Shares nor any dividend or other distribution with respect to the Company Shares where the record date thereof is on or after the Effective Time of the Share Exchange shall be paid to the holder of any unsurrendered certificate or certificates representing the Bank Shares as provided for by this Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing the Company Shares issued in the Share Exchange, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional Company Shares and the amount of any dividends or other distributions with respect to the Company Shares to which such holder is entitled as a holder of the Company Shares.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of the Bank Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, the Company shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of the Bank, or the Company, nor any other person acting on their behalf shall be liable to a holder of the Bank Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

         Section 2.6 The Company Shares. The one Company Share issued and outstanding at the Effective Time of the Share Exchange shall be cancelled and thus shall not be outstanding after the Share Exchange.

                                   ARTICLE III

            CONDITIONS TO THE OBLIGATIONS OF THE BANK AND THE COMPANY

         Section 3.1 Conditions to Obligation to Close.

                 (a) Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

                     (i) This Agreement and the Share Exchange shall have received the requisite approval of the shareholders of the Bank and the number of Dissenting the Bank Shares shall not exceed 5% of the number of the Bank Shares issued and outstanding immediately prior to the Effective Time of the Share Exchange;

                      (ii) The parties shall have procured all approvals, authorizations and Consents, including but not limited to all necessary consents, authorizations and approvals of Regulatory Authorities which, with respect to those from the Regulatory Authorities, shall not contain provisions which (A) unduly impair or restrict the operations, or would have a material adverse effect on the condition, of the Company, or (B) render consummation of the Share Exchange unduly burdensome, in each case as determined in the reasonable discretion of the Company;

                      (iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right after the Effective Time of the Share Exchange of the Bank to own, operate, or control substantially all of the assets and operations of the Bank and/or the Company to own, operate, or control substantially all of the assets and operations of the Bank (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                      (iv) The Company shall have received an opinion satisfactory in form and substance to it to the effect that, under applicable provisions of the Internal Revenue Code of 1986, as amended, no gain or loss will be recognized for federal income tax purposes by the Bank, the Company or the shareholders of the Bank who receive Company Shares in the Share Exchange, and as to the such other matters as the Company shall deem desirable (the "Tax Opinion"); and

                      (v) The Company may waive any condition specified in this Section at or prior to the Closing.

               (b) Conditions to Obligation of the Bank. The obligations of the Bank to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (i) This Agreement and the Share Exchange shall have received the requisite approval of the shareholders of the Bank and the number of Dissenting the Bank Shares shall not exceed 5% of the number of the Bank Shares issued and outstanding immediately prior to the Effective Time of the Share Exchange;

                      (ii) The parties shall have procured all of the third party approvals, authorizations and Consents, including but not limited to all necessary consents, authorizations and approvals of Regulatory Authorities which, with respect to those from the Regulatory Authorities, shall not contain provisions which (A) unduly impair or restrict the operations, or would have a material adverse effect on the condition, of the Company, or (B) render consummation of the Share Exchange unduly burdensome, in each case as determined in the reasonable discretion of the Bank;

                      (iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right after the Effective Time of the Share Exchange of the Bank, to own, operate, or control substantially all of the assets and operations of the Bank (and no such judgment, order, decree, stipulation, injunction or charge shall be in effect); and

                      (iv) The Bank shall have received the Tax Opinion in a form reasonably satisfactory to the Bank.

         The Bank may waive any condition specified in this Section at or prior to the Closing.


                                   ARTICLE IV

                                   TERMINATION

         Section 4.1 Termination.

                  (a) Termination of Agreement. Any of the parties may terminate this Agreement with the prior authorization of its Board of Directors (whether before or after approval of its or any other party's shareholders) as provided below:

                      (i) The parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time of the Share Exchange;

                      (ii) The Company may terminate this Agreement by giving written notice to the Bank at any time prior to the Effective Time of the Share Exchange in the event the Bank is in breach, and the Bank may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time of the Share Exchange in the event the Company is in breach, of any representation, warranty, or covenant contained in this Agreement in any material respect. Each party shall have the right to cure any such breach, if such breach is capable of being cured, within 15 days after receipt of written notice of such breach or within any such longer period mutually agreed to in writing by the parties hereto ("Cure Period"); provided, however, that in no event shall the Cure Period extend beyond March 31,2002;

                      (iii) If a material adverse development shall have occurred affecting the condition of the Company, the Bank may terminate this Agreement by giving written notice to the Company;

                      (iv) If a material adverse development shall have occurred affecting the condition of the Bank, the Company may terminate this Agreement by giving written notice to the Bank; and

                      (v) Any party may terminate this Agreement by giving written notice to the other parties at any time after March 31,2002 if the Effective Time of the Share Exchange has not yet then occurred and such termination was approved by a two-thirds vote of such party's full Board of Directors.

                  (b) Effect of Termination. If any party terminates this Agreement pursuant to Section 4(a) above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the expense provisions in 5(j) below, shall survive any such termination.


                                    ARTICLE V

                                 MISCELLANEOUS

         Section 5.1 Miscellaneous.

                  (a) Survival. None of the representations, warranties, and covenants of the parties (other than the provisions in Article II above concerning issuance of the Company Shares) shall survive the Effective Time of the Share Exchange.

                  (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns; provided, however, that the provisions in Article II above concerning issuance of the Company Shares are intended for the benefit of the Bank shareholders.

                  (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to principles of conflict of laws.

                  (h) Amendments and Waivers. To the extent permitted by law, the parties may amend any provision of this Agreement at any time prior to the Effective Time of the Share Exchange by a subsequent writing signed by each of the parties upon the approval of their respective Boards of Directors; provided, however, that after approval of this Agreement by a party's shareholders, there shall be made no amendment in the Conversion Ratio in a manner that adversely affects the economic value of the Share Exchange to such shareholders without their further approval. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the remaining terms and provision hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the termination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provisions with a term or provisions that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (j) Expenses. Each party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the implementation and effectiveness of the Share Exchange. Notwithstanding the foregoing, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

                  (k) Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

                  (l) Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in the County where the main office of the Bank is located, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in a state or federal court of record in the County where the main office of the Bank is located; (b) consents to the jurisdiction of each such Court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

                  (m) Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, each by its President and Chief Executive Officer pursuant to a resolution of its Board of Directors.



OLD FLORIDA BANKSHARES, INC.                    OLD FLORIDA BANK

/s/ Larry W. Johnson                            /s/ Larry W. Johnson
-----------------------------                   --------------------------------
By: Larry W. Johnson                            By: Larry W. Johnson
    President and Chief                             President and Chief
    Executive Officer                               Executive Officer






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